Exhibit 99.1

WM Technology, Inc. Reports
Second Quarter 2021 Financial Results and Affirms 2021 Outlook

Second Quarter Revenue increased to $47 million

Total Revenue grew 21% year-over-year with U.S. Revenue growth of 55% year-over-year

Company reaffirms prior full year 2021 Revenue and Adjusted EBITDA Guidance of $205 million and $50 million, respectively

Irvine, Calif. -- August 12, 2021 -- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading technology and software infrastructure provider to the cannabis industry, today announced its financial results for the second quarter ended June 30, 2021.

“Our second quarter results and momentum are evidence of the opportunities we have across our end-markets. We saw strong growth in both users accessing the Weedmaps marketplace, and clients leveraging our WM Business software offering within our U.S. end-markets. The growth in client monetization we are driving versus a year ago is evidence of WM Technology’s value proposition to our clients as they seek to grow their businesses compliantly and access hard-to-reach users. We have also seen positive developments with the pace of license issuance within our existing end-markets and the pace of new states passing regulations for adult-use,” said Chris Beals, CEO and Chairman of WM Technology. “While we are proud of these results, we remain focused on executing against our plans to establish the Weedmaps marketplace as the center of commerce for cannabis consumers and WM Business as the software solution of choice for cannabis businesses.”

Arden Lee, WM Technology’s CFO, added “Our $47 million in second quarter revenue represents a 55% increase over the second quarter of last year, when adjusting the second quarter of last year to exclude revenue associated with Canada-based retail operators who failed to provide valid license information and were removed from the Weedmaps marketplace during the second half of 2020. Our results reflect double-digit year-over-year increases in both Average Monthly Revenue per Paying Client and Average Monthly Paying Clients using WM Business within our U.S. end-markets. We are investing heavily on multiple product-driven growth opportunities and new market openings for 2022 and beyond, while capitalizing on solid operating momentum across our existing end-markets. We continue to expect total revenue and adjusted EBITDA of $205 million and $50 million for 2021, consistent with our prior guidance.”

Second Quarter 2021 Highlights

•Revenue increased to $46.9 million, up 21% from the second quarter of 2020 or 55% when adjusting the prior second quarter to exclude revenue associated with Canada-based retail operators who failed to provide valid license information and were subsequently removed from the Weedmaps marketplace.
◦Monthly active users (“MAUs”)(1)(2) increased to 12.3 million at June 30, 2021 or 75% compared to the prior year period (or 56% when adjusting the current period to exclude the MAUs attributed to the Learn section of weedmaps.com that we were not able to track during the prior period).
◦Average monthly revenue per paying client(1)(3) increased to $3,706 or 24% compared to the prior year period (or 21% when excluding revenue from Canada-based retail operators who failed to provide valid license information from the prior year period).
◦Average monthly paying clients(1)(4) decreased to 4,221 or (2)% compared to the prior year period (or increased 28% when excluding Canada-based retail operators who failed to provide valid license information from the prior year period).
•Net income was $16.8 million as compared to $9.4 million from the prior year period.

•Adjusted EBITDA(5) was $8.5 million as compared to $10.4 million from the prior year period.
•Basic net income per share(6) was $0.07 based on 63.7 million of Class A Common Stock weighted average shares outstanding. Diluted net loss per share(7) was $(0.17) based on 71.3 million Class A Common Stock weighted average diluted shares outstanding. The weighted average share count used in the basic GAAP net income per share calculation excludes:
◦65.5 million shares of Class A Common Stock issuable upon exchange of Class A units representing limited liability company interests of WM Holding Company, LLC (“WMH”) combined with an equivalent number of shares of Class V Common Stock.
◦7.0 million shares of Class A Common Stock issuable upon exercise of warrants originally issued in a private placement in connection with the initial public offering of Silver Spike Acquisition Corp. (“Silver Spike”)
◦12.5 million shares of Class A Common Stock issuable upon exercise of the public warrants originally issued in the initial public offering of Silver Spike.
◦Up to 25.7 million shares of Class A Common Stock issuable upon exchange of Class P units representing limited liability company interests of WMH (“Class P Units”).
•Cash totaled $91.7 million as of June 30, 2021.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.
______________________________
(1)We have modified the definition and calculation of three of our Key Operating and Financial Metrics: (a) average monthly revenue per paying client, (b) average monthly paying clients, and (c) MAUs. We made these modifications in order to better reflect our performance during a reporting period and to make these key metrics more easily comparable on a period-to-period basis. For comparison of these metrics to previous calculations see “Selected Current and Previous Operating Key Metrics” below.
(2)MAUs are defined as the number of unique users opening our Weedmaps mobile app or accessing our Weedmaps.com website over the course of a calendar month. This metric previously excluded the MAUs attributed to the Learn section of weedmaps.com, which we began tracking in March 2021. See “Selected Current and Previous Operating Metrics” below for a description of how we used to calculate MAUs and what our MAUs would have been using our prior definition for the applicable periods.
(3)Average monthly revenue per paying client is defined as the average monthly revenue for any particular period divided by the average monthly paying clients in the same respective period. See “Selected Current and Previous Operating Metrics” below for a description of how we used to calculate average monthly revenue per paying client and what our average monthly revenue per paying client would have been using our prior definition for the applicable periods.
(4)Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided). See “Selected Current and Previous Operating Metrics” below for a description of how we used to calculate average monthly paying clients and what our average monthly paying clients would have been using our prior definition for the applicable periods.
(5)For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income, see “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” below.
(6)Basic Net Income per share is only for Net Income attributable to controlling interests after the business combination (the “Business Combination”) on June 16, 2021 pursuant to that certain Agreement and Plan of Merger, dated December 10, 2020, by and among Silver Spike, Silver Spike Merger Sub LLC, WMH and Ghost Media Group, LLC.
(7)Diluted Net Income per share is only for Net Income attributable to controlling interests after the Business Combination on June 16, 2021. Diluted Net Income also deducts the fair value change of public and private placement warrants, net of amounts attributable to noncontrolling interests.

Investor Conference Call and Webcasts

The Company will host a conference call and webcast today, Thursday, August 12, 2021, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) by dialing (833) 855-0799 (United States and Canada) or (409) 937-8921 (International) and providing Conference ID 6739983. A live webcast of the call will also be available on the WM Technology investor relations website at ir.weedmaps.com.

A telephone replay of the call may be accessed the same day from Thursday, August 12, 2021 until 5:00 Pacific Time (8:00 p.m. Eastern Time) on Thursday, August 19, 2021 by dialing (855) 859-2056 (United States and Canada) or (404) 537-3406 (International) and providing Conference ID 6739983. A webcast replay will also be archived at ir.weedmaps.com.

About WM Technology

The Company’s mission is to power a transparent and inclusive global cannabis economy. Now in its second decade, WM Technology has been a driving force behind much of the legislative change we’ve seen in the past 10 years.

Founded in 2008, WM Technology, is a leading technology and software infrastructure provider to the cannabis industry, comprising a B2C platform, Weedmaps, and B2B software, WM Business. The cloud-based SaaS solutions from WM Business provide an end-to-end operating system for cannabis retailers. WM Business’ tools support compliance with the complex, disparate, and constantly evolving regulations applicable to the cannabis industry. Through its website and mobile apps, WM Technology provides consumers with the latest information about cannabis retailers, brands, and products, facilitating product discovery and driving engagement with our retail and brand customers.

WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide. Since inception, WM Technology has worked tirelessly, not only to become the most comprehensive platform for consumers, but to build the software solutions that power businesses compliantly in the space, to advocate for legalization, social equity, and licensing in many jurisdictions, and to facilitate further learning through partnering with subject matter experts on providing detailed, accurate information about the plant.

Headquartered in Irvine, California, WM Technology supports remote work for all eligible employees. Visit us at www.weedmaps.com.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding our future business expectations which involve risks and uncertainties. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to the Company; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform and the Company’s ability to maintain and grow its two-sided digital network, including its ability to acquire and retain paying customers; the effects of competition on the Company’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors discussed in the Company’s registration statement on Form S-4/A filed in connection with the Business Combination on May 25, 2021 and subsequent Form 10-Qs or Form 8-Ks filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income before taxes and depreciation and amortization in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Definition of Key Operating and Financial Metrics

•Average Monthly Revenue Per Paying Client: Average monthly revenue per paying client measures how much clients, for the period of measurement, are willing to pay us for our subscription and additional offerings and the efficiency of the bid-auction process for our featured listings placements. We calculate this metric by dividing the average monthly revenue for any particular period by the average monthly number of paying clients in the same respective period. The calculation of monthly revenue includes revenue from any clients that cease to be paying clients during the applicable month.

•Average Monthly Paying Clients: We define average monthly paying clients as the monthly average of clients billed each month over a particular period (and for which services were provided).

•MAUs: We define MAUs as the number of unique users opening our Weedmaps mobile app or accessing our Weedmaps.com website over the course of a calendar month. In any particular period, we determine our number of MAUs by counting the total number of users who have engaged with the weedmaps.com site during the final calendar month of the given period.

Contacts

Investor Relations Contact:

Greg Stolowitz
gstolowitz@weedmaps.com
949.345.7579

Media Contract:

Travis Rexroad
trexroad@weedmaps.com

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash	$91,662	$19,919
Accounts receivable, net	10,872	9,428
Prepaid expenses and other current assets	18,110	4,820
Total current assets	120,644	34,167
Property and equipment, net	6,682	7,387
Goodwill	3,961	3,961
Intangible assets, net	4,055	4,505
Right-of-use assets	38,779	—
Deferred tax asset	148,365	—
Other assets	3,842	3,874
Total assets	$326,328	$53,894
Liabilities and Equity
Current liabilities
Accounts payable and accrued expenses	$25,512	$12,651
Deferred revenue	6,936	5,264
Deferred rent	—	5,129
Operating lease liabilities, current portion	5,052	—
Notes payable to members	—	205
Total current liabilities	37,500	23,249
Operating lease liabilities, non-current portion	42,206	—
Tax receivable agreement liability	126,150	—
Warrant liability	156,187	—
Other long-term liabilities	—	1,374
Total liabilities	362,043	24,623
Stockholders’ equity/Members’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; — shares issued and outstanding at June 30, 2021	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 63,738,563 shares issued and outstanding at June 30, 2021	6	—
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 65,502,347 shares issued and outstanding at June 30, 2021	7	—
Additional paid-in capital	(20,212)	—
Retained earnings	5,249	—
Total WM Technology, Inc. stockholders’ deficit	(14,950)	—
Noncontrolling interests	(20,765)	—
Members’ equity	—	29,271
Total (deficit) equity	(35,715)	29,271
Total liabilities and (deficit) equity	$326,328	$53,894

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$46,931	$38,755	$88,085	$70,965

Operating expenses
Cost of revenues	1,908	1,856	3,765	3,463
Sales and marketing	15,271	7,422	24,388	14,053
Product development	10,271	6,694	18,139	13,402
General and administrative	33,770	12,242	47,136	24,241
Depreciation and amortization	988	990	1,990	1,989
Total operating expenses	62,208	29,204	95,418	57,148
Operating (loss) income	(15,277)	9,551	(7,333)	13,817
Other income (expenses)
Change in fair value of warrant liability	37,791	—	37,791	—
Other expense, net	(6,069)	(158)	(6,041)	(615)
Income before income taxes	16,445	9,393	24,417	13,202
Benefit from income taxes	(392)	—	(151)	—
Net income	16,837	9,393	24,568	13,202
Net income attributable to noncontrolling interests	12,574	—	20,305	—
Net income attributable to WM Technology, Inc.	$4,263	$9,393	$4,263	$13,202

Class A Common Stock:
Basic income per share	$0.07	N/A¹	$0.07	N/A¹
Diluted income per share	$(0.17)	N/A¹	$(0.17)	N/A¹

Class A Common Stock:
Weighted average basic shares outstanding	63,738,563	N/A¹	63,738,563	N/A¹
Weighted average diluted shares outstanding	71,347,746	N/A¹	71,347,746	N/A¹
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¹ Prior to the Business Combination on June 16, 2021, the membership structure of the Company included units which had profit interests. The Company analyzed the calculation of earnings per unit for periods prior to the Business Combination and determined that it resulted in values that would not be meaningful to the users of these consolidated financial statements. As a result, earnings per share information has not been presented for periods prior to June 16, 2021.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net income	$24,568	$13,202
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,990	1,989
Change in fair value of warrant liability	(37,791)	—
Impairment loss on right-of-use asset	2,372	—
Share-based compensation	19,433	—
Deferred tax assets	(392)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,444)	(1,421)
Prepaid expenses and other current assets	3,691	(508)
Other assets	32	491
Accounts payable and accrued expenses	2,044	(1,138)
Deferred revenue	1,672	1,790
Net cash provided by operating activities	16,175	14,405

Cash flows from investing activities
Purchases of property and equipment	(836)	(502)
Net cash used in investing activities	(836)	(502)

Cash flows from financing activities
Proceeds from the Business Combination	80,284	—
Payment of note payable	(205)	—
Distributions to members	(18,110)	(5,867)
Repurchase of Class B Units	(5,565)	(195)
Net cash provided by (used in) financing activities	56,404	(6,062)

Net increase in cash	71,743	7,841
Cash – beginning of period	19,919	4,968
Cash – end of period	$91,662	$12,809

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$16,837	$9,393	$24,568	$13,202
Benefit from income taxes	(392)	—	(151)	—
Depreciation and amortization expenses	988	990	1,990	1,989
EBITDA	17,433	10,383	26,407	15,191
Share-based compensation(1)	19,433	—	19,433	—
Change in fair value of warrant liability	(37,791)	—	(37,791)	—
Warrant transaction costs	5,506	—	5,506	—
Impairment of right-of-use asset	2,372	—	2,372	—
Transaction related bonus expense	1,550	—	1,550	—
Adjusted EBITDA	$8,503	$10,383	$17,477	$15,191
______________________________
(1)    Share-based compensation expense is recorded in the following expense categories on the accompanying consolidated statements of income for the three and six months ended June 30, 2021:

Sales and marketing	$3,826
Product development	1,994
General and administrative	13,613
Total stock-based compensation	$19,433

WM TECHNOLOGY, INC. AND SUBSIDIARIES
SELECTED CURRENT AND PREVIOUS OPERATING KEY METRICS
(Unaudited)

Selected Key Operating and Financial Metrics

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2021	2020	2020	2019	2018	2017
Average monthly paying clients	4,221	4,311	4,068	4,168	4,140	4,699	4,041	4,374
Average monthly revenue per paying client	$3,706	$2,997	$3,609	$2,838	$3,256	$2,558	$2,091	$1,709
MAUs (in thousands)	12,302	7,027	12,302	7,027	10,000	8,009	4,684	3,695

Selected Previously Reported Key Operating and Financial Metrics

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2021	2020	2020	2019	2018	2017
Paying clients(1)	4,318	4,400	4,318	4,400	3,786	4,644	4,024	4,543
Monthly revenue per paying client(2)	$3,617	$3,172	$3,617	$3,172	$3,609	$2,888	$2,526	$1,651
MAUs (in thousands)(3)	10,963	7,027	10,963	7,027	10,000	8,009	4,684	3,695
______________________________
(1)    Metric was previously defined as the number of clients billed during the last month of a particular period. We changed our definition because we believe using the average number of paying clients across the entire period is a better reflection of our results during such period than the average paying clients for only the last month of the period and believe our modified definition will be less susceptible to monthly fluctuations and therefore more reliable when comparing period-to-period results.
(2)    Metric was previously calculated by dividing total monthly revenue for the last month of any particular period by the number of paying clients in that last month of a particular period. We changed our definition because we believe using monthly revenue across the entire period is a better reflection of our results during such period than monthly revenue for only the last month of the period and believe our modified definition will be less susceptible to monthly fluctuations and therefore more reliable when comparing period-to-period results.
(3)    Metric previously excluded the MAUs attributed to the Learn section of weedmaps.com, which we began tracking in March 2021. We believe including MAUs from the Learn section of weedmaps.com more accurately reflects our total MAUs. MAUs as of dates prior to March 31, 2021 do not include MAUs from our Learn section.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
SELECTED KEY OPERATING AND FINANCIAL METRICS
(Unaudited)

Selected Key Operating and Financial Metrics (including Canada)

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Average monthly paying clients	4,025	4,311	4,363	3,863	3,916	4,221
Average monthly revenue per paying client	$2,668	$2,997	$3,553	$3,825	$3,503	$3,706

	Six Months Ended		Year Ended December 31,
	6/30/2020	6/30/2021	2017	2018	2019	2020
Average monthly paying clients	4,168	4,068	4,374	4,041	4,699	4,140
Average monthly revenue per paying client	$2,838	$3,609	$1,709	$2,091	$2,558	$3,256

Selected Key Operating and Financial Metrics (excluding Canada)(1)

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Revenue (in thousands)	$26,047	$30,351	$34,876	$39,099	$41,154	$46,931
Average monthly paying clients	3,238	3,301	3,590	3,752	3,916	4,221
Average monthly revenue per paying client	$2,681	$3,065	$3,238	$3,474	$3,503	$3,706

	Six Months Ended		Year Ended December 31,
	6/30/2020	6/30/2021	2017	2018	2019	2020
Revenue (in thousands)	$56,398	$88,085	$89,720	$100,671	$132,077	$130,373
Average monthly paying clients	3,270	4,068	4,374	3,997	4,165	3,470
Average monthly revenue per paying client	$2,875	$3,609	$1,709	$2,099	$2,643	$3,131
______________________________
(1)    Metrics exclude impact from the removal of Canada-based retail operators who failed to provide valid license information from the platform.